EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
TelVue Corporation:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-87631 and No. 333-171352) of TelVue Corporation (the "Company") of our report dated April 14, 2011, relating to the Company's financial statements, which appears in this Annual Report on Form 10-K.

Our report contains an explanatory paragraph regarding uncertainties that raise substantial doubt as to the ability of the Company to continue as a going concern.

/s/ ParenteBeard LLC
Huntingdon Valley, Pennsylvania
April 14, 2011